UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 23, 2008
QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Underwriting Agreement
     On June 24, 2008, Quicksilver Resources Inc. (“Quicksilver”) entered into an underwriting agreement with Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $475 million aggregate principal amount of Quicksilver’s 7 3/4% Senior Notes due 2015. The underwriting agreement includes the terms and conditions of the offer and sale of the notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing disclosure is qualified in its entirety by reference to the underwriting agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
     The notes will be issued under an Indenture, dated as of December 22, 2005, as supplemented by the Fifth Supplemental Indenture contemplated to be entered into by and among Quicksilver, its subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee.
     Certain of the underwriters and their affiliates have in the past and may in the future provide investment banking, commercial banking and financial advisory services to Quicksilver and its affiliates in the ordinary course of business. In particular, affiliates of Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., BNP Paribas Securities Corp., Calyon Securities (USA) Inc., Citigroup Global Markets Inc., Fortis Securities LLC, TD Securities (USA) LLC, BBVA Securities, Inc., Greenwich Capital Markets, Inc., Scotia Capital (USA) Inc., Wedbush Morgan Securities Inc. and Wells Fargo Securities, LLC are lenders to Quicksilver under its senior secured revolving credit facility.
     Quicksilver intends to use all $457 million of the net proceeds to repay current borrowings under its senior secured revolving credit facilities.
     In connection with the offering of the notes, Quicksilver is filing certain other exhibits to this Current Report on Form 8-K.
Fourth Amendment to Combined Credit Agreements
     In connection with the offering of the notes, Quicksilver and its subsidiary, Quicksilver Resources Canada Inc., entered into the Fourth Amendment to Combined Credit Agreements, dated as of June 20, 2008, with JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch, Bank of America, N.A., BNP Paribas, Fortis Capital Corp., The Bank of Nova Scotia, Deutsche Bank Trust Company Americas, The Royal Bank of Scotland plc, Citibank, N.A., Wells Fargo Bank, N.A., Toronto Dominion (Texas) LLC, U.S. Bank National Association, Compass Bank, Société Générale, Comerica Bank, Sterling Bank, CIBC Inc., Export Development Canada, Barclays Bank PLC, Credit Suisse, Cayman Islands Branch, Bank of America, N.A., (by its Canada branch), BNP Paribas (Canada), Fortis Capital (Canada) Ltd., Deutsche Bank AG Canada Branch, Citibank, N.A., Canadian Branch, Wells Fargo Financial Corporation Canada, The Toronto-Dominion Bank, Société Générale (Canada Branch),

Comerica Bank, Canada Branch, Canadian Imperial Bank of Commerce, Barclays Bank PLC and Credit Suisse, Toronto Branch, as agents and combined lenders. The Fourth Amendment amends the Combined Credit Agreements to permit the issuance of the notes.
     The foregoing description is qualified in its entirety by reference to the full text of the Fourth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description
1.1	Underwriting Agreement, dated June 24, 2008, among Quicksilver Resources Inc., the subsidiary guarantors named therein and the several underwriters named therein.

5.1	Opinion of Jones Day.

10.1	Fourth Amendment to Combined Credit Agreements, dated as of June 20, 2008, among Quicksilver Resources Inc., Quicksilver Resources Canada Inc. and the agents and combined lenders identified therein.

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.
By:	/s/ Philip Cook
Philip Cook
Senior Vice President – Chief Financial Officer

Date: June 25, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description
1.1	Underwriting Agreement, dated June 24, 2008, among Quicksilver Resources Inc., the subsidiary guarantors named therein and the several underwriters named therein.

5.1	Opinion of Jones Day.

10.1	Fourth Amendment to Combined Credit Agreements, dated as of June 20, 2008, among Quicksilver Resources Inc., Quicksilver Resources Canada Inc. and the agents and combined lenders identified therein.

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof).